Exhibit 99.1

    Gladstone Capital Reports Financial Results for the Nine Months Ended
        June 30, 2004.  Net Increase in Stockholders' Equity Per Share
          Increased 14% Compared to the Nine Months Ended June 2003.

    MCLEAN, Va., Aug. 10 /PRNewswire-FirstCall/ -- Gladstone Capital Corp. (Nasdaq: GLAD) announced earnings for the quarter ended June 30, 2004 today. Net Increase in Stockholders' Equity Resulting from Operations for the three months ended June 30, 2004 was $5,609,893, or $0.54 per diluted weighted average common share, compared to $2,370,899, or $0.23 per diluted weighted average common share for the three months ended June 30, 2003, an increase of $3,238,994, or 137%. On a diluted weighted average common share basis there was a 135% increase.
    For the nine months ended June 30, 2004, Net Increase in Stockholders' Equity Resulting from Operations was $9,819,550, or $0.95 per diluted weighted average common share, compared to $8,445,069, or $0.83 per diluted weighted average common share for the nine months ended June 30, 2003, an increase of $1,374,481, or 16%. On a diluted weighted average common share basis there was a 14% increase.
    Net Investment Income for the three months ended June 30, 2004 was $4,595,988, or $0.45 per diluted weighted average common share, compared to the three months ended June 30, 2003 of $3,115,736, or $0.30 per diluted weighted average common share, an increase of $1,480,252, or 48%. Net Investment Income for the nine months ended June 30, 2004 was $10,656,182, or $1.03 per diluted weighted average common share, compared to the nine months ended June 30, 2003 of $8,447,482, or $0.83 per diluted weighted average common share. This was an increase of $2,208,700 or 26%.
    The Company pays its dividend based on taxable income which is close to Net Investment Income. The Company is currently paying a monthly dividend of $0.12 per share ($0.36 per quarter). Total assets were $220,533,798 at June 30, 2004 and $214,566,663 at September 30, 2003.
    "In the third quarter, the Company added five new investments with an aggregate investment amount of $42.7 million. These new investments bring the total number of private companies in our portfolio to seventeen. During the third quarter, Home Care Supply, Inc. repaid its entire loan of $18.0 million and Wingstop Restaurants International, Inc. repaid its outstanding loan obligation of approximately $5.4 million. Both companies paid conditional interest and prepayment fees in the aggregate amount of approximately $1.9 million. Also the Company increased its position by $1.0 million in Mistras Holdings, Inc., and provided MedAssets, Inc., with an additional $2.5 million for the quarter ended June 30, 2004. We believe that the third quarter showed positive growth in our potential in the marketplace. We feel good about our achievements thus far and are working diligently to continue our successes for our shareholders and employees. Our goal is to continue making good investments so that we can increase our monthly dividend for shareholders," said a spokesperson for the Company.
    The Company will have a conference call at 10:30 am EDT, August 11, 2004. Please call 866-244-4742 and use the ID code 902555 and you will be placed on hold until the conference starts. An operator will monitor the call and set a queue for the questions. To hear the replay please dial 888-266-2081 and use the ID code 902555 to access the call. The replay number will be available for approximately 30 days. For further information please contact Harry Brill, Chief Financial Officer or Skye Breeden, Director of Shareholder Relations at 703-286-7000.
    The financial statements below are without footnotes so readers should obtain and carefully review our Form 10-Q for the period ended June 30, 2004, including the footnotes to the financial statements contained therein. We have filed the Form 10-Q today with the Securities and Exchange Commission ("SEC") and the Form 10-Q can be retrieved at the SEC website at http://www.SEC.gov or the website for Gladstone Capital at http://www.GladstoneCapital.com.
    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company. Words such as "believes," "feel," "expects," "projects," "goals," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Form 10-K for the Fiscal Year Ended September 30, 2003, as filed with the Securities and Exchange Commission on December 11, 2003. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



    GLADSTONE CAPITAL CORPORATION
    CONSOLIDATED BALANCE SHEETS
                                               June 30,        September 30,
                                                 2004              2003
                                             (Unaudited)
    ASSETS
      Investments at fair value (Cost
       6/30/2004: $158,318,500;
       9/30/2003: $109,529,893)             $  157,247,029    $  109,307,553
      Cash and cash equivalents                  4,895,459        21,143,972
      Cash and cash equivalents
       pledged as collateral                    55,006,917        80,022,249
      Interest receivable - investments
       in debt securities                          789,623         1,041,943
      Interest receivable - cash
       and cash equivalents                            170               955
      Interest receivable - officers                22,868           108,657
      Due from custodian                           627,672         1,207,000
      Prepaid assets                             1,512,345         1,479,815
      Other assets                                 431,715           254,519

    TOTAL ASSETS                            $  220,533,798    $  214,566,663

    LIABILITIES AND STOCKHOLDERS' EQUITY

    LIABILITIES
      Accounts payable                      $      146,132    $       23,247
      Dividends payable                                  -         3,327,009
      Borrowings under lines of credit          33,520,666               -
      Accrued expenses and deferred
       liabilities                               2,289,829         1,965,025
      Repurchase agreement                      53,908,596        78,449,000

        Total Liabilities                   $   89,865,223    $   83,764,281

    STOCKHOLDERS' EQUITY
    Common stock, $0.001 par value,
     50,000,000 shares authorized
     and 10,113,444 and 10,081,844
     shares issued and outstanding,
     respectively                                  $10,114           $10,082
    Capital in excess of par value             140,852,913       140,416,674
    Notes receivable - officers                 (9,232,698)       (8,985,940)
    Net unrealized depreciation on
     investments                                (1,071,472)         (222,340)
    Undistributed/(overdistributed)
     net investment income                         109,718          (416,094)

        Total Stockholders' Equity          $  130,668,575    $  130,802,382

    TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY                                 $  220,533,798    $  214,566,663



    GLADSTONE CAPITAL CORPORATION
    SCHEDULE OF INVESTMENTS
    AS OF JUNE 30, 2004
    (UNAUDITED)


    COMPANY(1)       INDUSTRY          INVESTMENT     COST         FAIR VALUE

    A and G, Inc.    Activewear        Senior Term
     (d/b/a Alstyle)  products          Debt(2)       $12,250,000  $12,250,000


    America's Water  Household         Senior Term
     Heater Rentals   appliances        Debt(3)(5)(7)  12,000,000   12,720,000
                      rental

    ARI Holdings,    Manufacturing     Senior Term
     Inc.             - auto parts      Debt(5)         1,283,891    1,277,472
                                       Second Lien
                                        Term Debt(5)    3,620,033    3,570,257

    Bear Creek       Premium           Second Lien
     Corporation      horticultural     Term Debt(6)    6,000,000    6,090,000
                      and food
                      products

    Benetech, Inc.   Dust management   Senior Term
                      systems for the   Debt            3,250,000    3,250,000
                      coal and         Senior Term
                      electric          Debt(2)         3,250,000    3,250,000
                      utility
                      industries

    Burt's Bees,     Personal &        Senior Term
     Inc.             household         Debt(6)           983,333      995,625
                      products

    Coyne            Industrial        Senior Term
     International    services          Debt(2)(4)(5)  15,658,088   15,501,507
     Enterprises

    Finn             Manufacturing -   Senior
     Corporation      landscape         Subordinated
                      equipment         Term Debt(5)   10,500,000    9,240,000
                                       Common Stock
                                        Warrants           37,000      492,284

    Fugate and       Aggregator &      Senior Term
     Associates,      Reseller -        Debt(5)         1,333,332    1,329,999
     Inc. (d/b/a      Printer          Senior Term
     ERS Imaging)     Cartridges,       Debt(2)(5)      3,150,000    3,134,250
                      etc.

    Gammill, Inc.    Designer and      Senior Term
                      assembler of      Debt(5)         4,835,256    4,853,388
                      quilting         Senior Term
                      machines and      Debt(2)(5)      4,750,000    4,767,813
                      accessories

    Inca Metal       Material          Senior Term
     Products         handling          Debt(2)(5)      2,446,733    2,189,826
     Corporation      and storage
    Kingway           products
     Acquisition,
     Inc.
    Clymer
     Acquisition,
     Inc.

    Maidenform,      Intimate apparel  Second Lien
     Inc.                               Term Debt(6)   10,003,705   10,012,500

    Marcal Paper     Manufacturing -   Senior
     Mills, Inc.      paper products    Subordinated
                                        Term Debt(5)    6,800,000    6,205,000
                                       First Mortgage
                                        Loan            9,231,598    9,231,598

    MD Beauty, Inc.  Cosmetic and      Second Lien
                      skin care         Term Debt       8,000,000    8,000,000
                      products

    MedAssets, Inc.  Pharmaceuticals   Senior Term
                      and healthcare    Debt(6)         1,938,015    1,933,392
                      GPO              Second Lien
                                        Term Debt(6)    6,503,516    6,565,000

    Mistras          Nondestructive    Senior Term
     Holdings Corp.   testing           Debt(2)(5)     10,000,000    9,925,000
                      instruments,     Senior Term
                      systems           Debt(2)(5)      5,000,000    4,950,000
                      and services     Senior Term
                                        Debt (2)(5)     1,000,000    1,000,000

    Woven            Custom electrical Senior Term
     Electronics      cable assemblies  Debt(2)(5)      2,494,000    2,497,118
     Corporation                       Senior Term
                                        Debt (3)(5)    12,000,000   12,015,000


    Total:                                           $158,318,500 $157,247,029


    (1) We do not "Control," and are not an "Affiliate" of, any of our portfolio companies, each as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). In general, under the 1940 Act, we would "Control" a portfolio company if we owned 25% or more of its voting securities and would be an "Affiliate" of a portfolio company if we owned 5% or more of its voting securities.
    (2) Last Out Tranche of senior debt, meaning if the company is liquidated then the holder of the Last Out Tranche is paid after the senior debt.
    (3) Last Out Tranche of senior debt, meaning if the company is liquidated then the holder of the Last Out Tranche is paid after the senior debt, however the debt is junior to another Last Out Tranche.
    (4) Has some paid in kind (PIK) interest. Refer to Note 2 "Summary of Significant Accounting Policies" of Form 10-K for the fiscal year ended September 30, 2003.
    (5) Fair value was based on valuation prepared and provided by Standard & Poor's Loan Evaluation Services.
    (6) Marketable securities are valued based on the bid price, as of June 30, 2004, from the respective originating syndication agent's trading desk.
    (7) Includes a success fee with a fair value of $600,000 and no cost basis.



    GLADSTONE CAPITAL CORPORATION
    SCHEDULE OF INVESTMENTS
    AS OF SEPTEMBER 30, 2003
    (UNAUDITED)

    COMPANY(1)       INDUSTRY          INVESTMENT     COST         FAIR VALUE

    America's Water  Water heater      Senior Term
     Heater Rentals,  rentals and       Debt(2)(4)    $12,000,000  $12,000,000
     LLC              servicing

    ARI Holdings,    Manufacturing     Senior Term
     Inc.             auto parts        Debt(2)(3)      3,511,667    3,511,667
                                       Senior Term
                                        Debt(2)         1,500,000    1,500,000

    Coyne            Industrial        Senior Term
     International    services          Debt(2)(3)(4)  15,421,740   15,306,077
     Enterprises
     Corp.

    Finn             Manufacturing     Senior
     Corporation      landscape         Subordinated
                      equipment         Term Debt(4)   10,500,000   10,421,250
                                       Common Stock
                                        Warrants for
                                        2% Ownership       37,000      431,111

    Fugate &         Imaging           Senior Term
     Associates,      supplies          Debt(4)         3,412,500    3,412,500
     Inc.                              Senior Term
                                        Debt(4)         1,833,333    1,833,333

    Home Care        Medical           Senior Term
     Supply, Inc.     equipment         Debt(2)(4)(5)  18,000,000   18,428,400
                      rental

    Inca Metal       Material          Senior Term
     Products Corp.   handling and      Debt(2)(4)      5,775,000    4,995,375
    Kingway           storage
     Acquisition,     products
     Inc.
    Clymer
     Acquisitions,
     Inc.

    Kozy Shack       Food production   Senior Term
     Enterprises,     and sales         Debt(2)(4)        900,000      909,000
     Inc.

    Marcal Paper     Manufacturing     Senior
     Mills, Inc.      paper products    Subordinated
                                        Term Debt(2)(4) 6,975,000    6,922,687
                                       First Mortgage
                                        Debt (3)        9,163,653    9,163,653

    Mistras          Nondestructive    Senior Term
     Holdings, Inc.   testing           Debt(2)        10,000,000   10,000,000
                      instruments,     Senior Term
                      systems and       Debt(2)         5,000,000    5,000,000
                      services

    Wingstop         Restaurant -      Senior Term
     Restaurants      fast food         Debt(4)         3,500,000    3,482,500
     International,                    Senior Term
      Inc.                              Debt(4)         2,000,000    1,990,000


    Total:                                           $109,529,893 $109,307,553


    (1) We do not "Control," and are not an "Affiliate" of, any of our portfolio companies, each as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). In general, under the 1940 Act, we would "Control" a portfolio company if we owned 25% or more of its voting securities and would be an "Affiliate" of a portfolio company if we owned 5% or more of its voting securities.
    (2) Last Out Tranche of senior debt, meaning if the company is liquidated then the holder of the Last Out Tranche is paid after the senior debt.
    (3) Has some paid in kind (PIK) interest. Refer to Note 2 "Summary of Significant Accounting Policies" of Form 10-K for the fiscal year ended September 30, 2003.
    (4) Fair value was based on valuation prepared and provided by Standard & Poor's Loan Evaluation Services.
    (5) Includes a success fee with a fair value of $473,400.



    GLADSTONE CAPITAL CORPORATION
    CONSOLIDATED STATEMENT OF OPERATIONS
    (UNAUDITED)                               Three Months      Three Months
                                                 Ended             Ended
                                                June 30,          June 30,
                                                  2004              2003
    INVESTMENT INCOME
        Interest income - investments        $   5,700,139     $   3,684,284
        Interest income - cash and
         cash equivalents                           15,268            79,073
        Interest income - notes
         receivable from officers                  112,528           109,737
        Managerial assistance fees                 399,375           125,000
        Other income                               482,500            61,650
            Total Investment Income          $   6,709,810     $   4,059,744

    EXPENSES
        Salaries and benefits                    1,253,073           493,901
        Rent                                        34,873            54,899
        Professional fees                           59,279           101,211
        Directors fees                              28,000            20,290
        Insurance                                   63,369            71,883
        Stockholder related costs                   10,643            12,227
        Financing fees                             185,855            62,355
        Interest                                   133,735               -
        Loss on derivative                         114,376               -
        General and administrative                 230,619           127,242
            Total Expenses                   $   2,113,822     $     944,008

    NET INVESTMENT INCOME                    $   4,595,988     $   3,115,736

      Net unrealized appreciation
       (depreciation) on investments             1,013,905          (744,837)

    NET INCREASE IN STOCKHOLDERS'
     EQUITY RESULTING FROM OPERATIONS        $   5,609,893     $   2,370,899

    NET INCREASE IN STOCKHOLDERS'
     EQUITY RESULTING FROM OPERATIONS
     PER COMMON SHARE
        Basic                                $        0.56     $        0.24
        Diluted                              $        0.54     $        0.23

    WEIGHTED AVERAGE SHARES OF COMMON
     STOCK OUTSTANDING
        Basic                                   10,105,270        10,071,844
        Diluted                                 10,301,390        10,256,790



    GLADSTONE CAPITAL CORPORATION
    CONSOLIDATED STATEMENT OF OPERATIONS
    (UNAUDITED)                              Nine Months       Nine Months
                                                Ended             Ended
                                               June 30,          June 30,
                                                 2004              2003
    INVESTMENT INCOME
        Interest income - investments        $  13,118,652     $   9,887,909
        Interest income - cash and cash
         equivalents                                81,223           390,577
        Interest income - notes
         receivable from officers                  330,698           329,078
        Managerial assistance fees               1,010,606           483,000
        Other income                               504,500            63,906
            Total Investment Income          $  15,045,679     $  11,154,470

    EXPENSES
        Salaries and benefits                    2,063,549         1,405,002
        Rent                                       106,597           164,044
        Professional fees                          519,229           302,478
        Directors fees                              85,210            54,647
        Insurance                                  200,654           216,724
        Stockholder related costs                  130,623           123,659
        Financing fees                             479,890            62,355
        Interest                                   158,337               -
        Loss on derivative                         114,376               -
        General and administrative                 531,032           378,079
            Total Expenses                   $   4,389,497     $   2,706,988

    NET INVESTMENT INCOME                    $  10,656,182     $   8,447,482

      Realized gain on sale of investment           12,500               -

      Net unrealized (depreciation)
       appreciation on investments                (849,132)           (2,413)

    NET INCREASE IN STOCKHOLDERS'
     EQUITY RESULTING FROM OPERATIONS        $   9,819,550     $   8,445,069

    NET INCREASE IN STOCKHOLDERS'
     EQUITY RESULTING FROM OPERATIONS
     PER COMMON SHARE
        Basic                                $        0.97     $        0.84
        Diluted                              $        0.95     $        0.83

    WEIGHTED AVERAGE SHARES OF COMMON
     STOCK OUTSTANDING
        Basic                                   10,091,576        10,071,844
        Diluted                                 10,336,733        10,160,350



    GLADSTONE CAPITAL CORPORATION
    FINANCIAL HIGHLIGHTS
    (UNAUDITED)
                                                  Three Months   Three Months
                                                     Ended          Ended
                                                    June 30,       June 30,
                                                      2004           2003
    Per Share Data (1)
      Net asset value at beginning of period     $       12.71  $       13.09
      Net investment income                               0.45           0.31
      Realized gain on sale of investment                  -              -
      Net unrealized gain/(loss) on investments           0.10          (0.07)
      Issuance of common stock under stock
       option plan                                       (0.01)           -

      Distributions from net investment income           (0.34)         (0.29)
      Repayment of principal on notes receivable           -              -
      Net asset value at end of period           $       12.91  $       13.04

      Per share market value at beginning
       of period                                 $       22.41  $       16.18
      Per share market value at end of period            20.15          20.48
      Total Return (2)(3)                               -5.73%         28.37%
      Shares outstanding at end of period           10,113,444     10,071,844

    Ratios/Supplemental Data
    Net assets at end of period                  $ 130,668,575  $ 131,353,022
    Average net assets                           $ 128,285,309  $ 132,823,516
    Ratio of operating expenses to average
     net assets - annualized                             6.59%          2.86%
    Ratio of net investment income to average
     net assets - annualized                            14.33%          7.18%



                                                  Nine Months    Nine Months
                                                     Ended          Ended
                                                    June 30,       June 30,
                                                      2004           2003
    Per Share Data (1)
      Net asset value at beginning of period     $       12.97  $       12.97
      Net investment income                               1.06           0.84
      Realized gain on sale of investment                  -              -
      Net unrealized loss on investments                 (0.08)           -
      Issuance of common stock under stock
       option plan                                       (0.04)           -

      Distributions from net investment income           (1.01)         (0.77)
      Repayment of principal on notes receivable          0.01            -
      Net asset value at end of period           $       12.91  $       13.04

      Per share market value at beginning
       of period                                 $       19.45  $       16.88
      Per share market value at end of period            20.15          20.48
      Total Return (2)(3)                                8.61%         25.89%
      Shares outstanding at end of period           10,113,444     10,071,844

    Ratios/Supplemental Data
    Net assets at end of period                  $ 130,668,575  $ 131,353,022
    Average net assets                           $ 128,269,663  $ 132,170,641
    Ratio of operating expenses to average
     net assets - annualized                             4.56%          2.74%
    Ratio of net investment income to average
     net assets - annualized                            11.08%          8.54%


    (1) Basic per share data.
    (2) Amounts were not annualized for the results of the three and nine month periods ended June 30, 2004 and June 30, 2003.
    (3) Total return equals the increase of the ending market value over the beginning market value plus monthly distributions divided by the monthly beginning market value.


SOURCE  Gladstone Capital Corp.
    -0-                             08/10/2004
    /CONTACT: Harry Brill, Chief Financial Officer, or Skye Breeden, Director of Shareholder Relations, of Gladstone Capital Corp., +1-703-286-7000/
    /Web site:  http://www.gladstonecapital.com/
    (GLAD)

CO:  Gladstone Capital Corp.
ST:  Virginia
IN:  FIN
SU:  ERN CCA